Exhibit 99.2

ELECTION FORM AND LETTER OF TRANSMITTAL

This Election Form is being delivered in connection with the Agreement and Plan of Merger (the “Merger Agreement”) between Rumson-Fair Haven Bank and Trust Company,

1st Constitution Bancorp and 1st Constitution Bank whereby Rumson-Fair Haven Bank and Trust Company will merge with and into 1st Constitution Bank.

EXCHANGE AGENT: REGISTRAR AND TRANSFER COMPANY

Mailing Address: Registrar and Transfer Company Attn: Reorg/Exchange Dept. P.O. Box 645 Cranford, New Jersey 07016-0645

To be effective, this Election Form must be received by the Exchange Agent no later than 5:00 p.m. EST on Month Day, 2014 together with the stock certificate(s) representing such shares of Rumson-Fair Haven Bank and Trust Company common stock or a Notice of Guaranteed Delivery. Please read the instructions carefully before completing this form.

For assistance: (800) 368-5948

By Hand: Registrar and Transfer Company Attn: Reorg/Exchange Dept. 10 Commerce Drive Cranford, New Jersey 07016

DESCRIPTION OF CERTIFICATES SURRENDERED
Certificate(s) Enclosed (Attach List if necessary)
(See Instructions) Name(s) and Address of Registered Holder(s)	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)

TOTAL SHARES

You MUST submit ALL your original Rumson-Fair Haven Bank and Trust Company Common Stock certificates in order to complete the exchange process. If you cannot locate your original stock certificate(s), please check the box below, complete the Affidavit for Lost Stock Certificate(s), and carefully follow the instructions on the reverse of this Letter of Transmittal.

☐	Check the box to the left if you have lost any of your Rumson-Fair Haven Bank and Trust Company Common Stock stock certificates and complete the Affidavit For Lost Stock Certificates on the reverse side (See Instruction B(5)).

ELECTION OPTIONS (MARK ONLY ONE BOX) EXPIRATION 5:00 P.M. EST ON MONTH DAY, 2014

(See Instruction A(3))

☐	ALL STOCK ELECTION: Exchange all shares for stock 0.7772 shares of 1st Constitution Bancorp common stock for each Rumson-Fair Haven Bank and Trust Company share, plus cash in lieu of any fractional shares (“Stock Election”).

☐	ALL CASH ELECTION: Exchange all shares for cash ($7.50 per share) (“Cash Election”).

☐	COMBINATION STOCK/CASH ELECTION: Please check the box next to the stock/cash split that you would like your shares to convert into:

☐ 90% stock/10% cash         ☐ 40% stock/60% cash

☐ 80% stock/20% cash         ☐ 30% stock/70% cash

☐ 70% stock/30% cash         ☐ 20% stock/80% cash

☐ 60% stock/40% cash         ☐ 10% stock/90% cash

☐ 50% stock/50% cash

☐	NO ELECTION: No preference with respect to the receipt of either 1st Constitution Bancorp common stock or cash.

IMPORTANT: IF YOU DO NOT SELECT AN OPTION OR SELECT MORE THAN ONE, IT WILL BE ASSUMED THAT AS TO THESE SHARES YOU HAVE NO PREFERENCE AND THE SHARES SHALL BE DESIGNATED NO ELECTION SHARES. IN ADDITION, YOUR ELECTION IS SUBJECT TO CERTAIN LIMITS AND ALLOCATION PROCEDURES SET FORTH IN THE MERGER AGREEMENT.

It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. In particular, all elections are subject to the limitation that, on an aggregate basis, 40% of Rumson-Fair Haven Bank and Trust Company common stock will be converted into 1st Constitution Bancorp common stock and 60% of Rumson-Fair Haven Bank and Trust Company common stock will be converted into cash. 1st Constitution Bancorp cannot, therefore, ensure that all Rumson-Fair Haven Bank and Trust Company shareholders will receive their election choices. Any adjustments to the elections will be made in accordance with the allocation and proration procedures set forth in the Merger Agreement that is attached as Annex A to the Proxy Statement-Prospectus.

The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above described shares of Rumson-Fair Haven Bank and Trust Company common stock and that when accepted for exchange, 1st Constitution Bancorp will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange certificates formerly representing shares of Rumson-Fair Haven Bank and Trust Company together with accompanying evidence of transfer and authenticity, for certificates representing shares of 1st Constitution Bancorp or cash, as set forth under “Election Options” and as provided in the Merger Agreement. Delivery of the enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.

PLEASE NOTE: The Exchange Agent will issue and distribute the Stock Consideration in book-entry form only, referred to as Direct Registration (“DRS”). DRS means that 1st Constitution Bancorp shares will be credited in book form, in lieu of a paper certificate, to an account maintained by Registrar and Transfer Company, 1st Constitution Bancorp’s transfer agent and registrar.

SPECIAL PAYMENT AND/OR ISSUANCE INSTRUCTIONS

(See Instructions B1 and 2)

To be completed ONLY if (i) the Stock Consideration to be issued and/or (ii) the check in exchange for the Certificate(s) surrendered herewith are to be issued in the name of someone other than the undersigned. The taxpayer identification number of the new owner must be provided. (See Instruction 7)

Issue and deliver Stock Consideration and/or check to:

Name:

                (Please Print First, Middle & Last Name)

Address:

(including Zip Code)

Dated

SPECIAL DELIVERY INSTRUCTIONS

(See Instruction B4)

Complete ONLY if the Stock Consideration and/or the check, as applicable, is to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown under the undersigned’s name at the top of the letter.

Mail Stock Consideration and/or check to:

Name:

                        (Please Print First, Middle & Last Name)

Address:

(including Zip Code)

IMPORTANT – THE BOX BELOW MUST BE SIGNED AND DATED AND THE SUBSTITUTE FORM W-9 ON THE REVERSE SIDE MUST BE COMPLETED WITH SIGNATURE AND TAX ID NUMBER

IMPORTANT

SHAREHOLDER SIGN HERE

(Also Complete Substitute Form W-9)

☒

☒

Must be signed by registered holder(s) exactly as name(s) appear on stock certificate(s). If signature is by attorney, executor, administrator, trustee or guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction B1.

Dated

Name(s):

(Please Print)

Capacity:

MEDALLION SIGNATURE GUARANTEE

Required only if Special Payment and/or Issuance Instructions are provided.

(See Instruction B-2)

The signature(s) should be guaranteed by an Eligible Financial Institution or a member of a registered National Securities Exchange or the FINRA pursuant to Securities and Exchange Commission Rule 17Ad-15.

INSTRUCTIONS

A. Special Conditions

1. Time in which to Make an Election. To be effective, a properly completed Election Form accompanied by the stock certificate(s) representing all of the holder’s shares of Rumson-Fair Haven Bank and Trust Company common stock or a Notice of Guaranteed Delivery must be received by Registrar and Transfer Company, the Exchange Agent, not later than 5:00 p.m., EST on Month Day 2014 (“Election Deadline”). Holders of Rumson-Fair Haven Bank and Trust Company common stock whose Election Form and certificate(s) are not so received or who revoke their Election Form will be considered a Non-Electing Shareholder. See Instruction A(7) below. The method of delivery of all documents is at the option and risk of the Rumson-Fair Haven Bank and Trust Company shareholder, but if sent by mail, registered mail, properly insured, with return receipt requested, is recommended.

2. Description of Certificates. Insert in the box at the top of the Election Form marked “Description of Certificates Surrendered” the certificate number(s) of the Rumson-Fair Haven Bank and Trust Company common stock certificate(s) that you are surrendering herewith, the number of shares represented by each certificate, and the name(s) and address(es) of the registered owners of such certificates. If the space provided is insufficient, attach a separate sheet listing this information.

3. Election Options. In the box marked “Election Options,” indicate whether you would like to receive in exchange for your shares of Rumson-Fair Haven Bank and Trust Company common stock, only shares of 1st Constitution Bancorp common stock, only cash, a combination of 1st Constitution Bancorp common stock and cash or “No Election”. Mark only one selection in this box. The Merger Agreement limits the amount of cash and the amount of 1st Constitution Bancorp common stock that can be issued in the Merger, and it thus may not be possible for all elections to be honored in full. To find out more about these limits and the allocation method that will be used, please see “Terms of the Merger” on pages    -     of the Prospectus-Proxy Statement.

4. Change or Revocation of Election. A holder of shares of Rumson-Fair Haven Bank and Trust Company common stock who has made an election may at any time prior to the Election Deadline change such election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline.

5. Joint Forms of Election. Holders of shares of Rumson-Fair Haven Bank and Trust Company common stock who make a joint election will be considered to be a single holder of such shares. Joint Election Forms and Letters of Transmittal may be submitted only by persons submitting certificates registered in different forms of the same name (e.g. “John Smith” on one certificate and “J. Smith” on another) and by persons who may be considered to own each other’s shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If this Election Form is submitted as a joint Election Form, each record holder of shares of Rumson-Fair Haven Bank and Trust Company common stock covered hereby must properly sign this Election Form in accordance with Instruction B(1), attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a joint Election Form are eligible to do so.

6. Forms of Election Nominees. Any record holder of shares of Rumson-Fair Haven Bank and Trust Company common stock who is a nominee may submit one or more Election Forms and Letters of Transmittal, indicating on the form or forms a combination of Elections covering up to the aggregate number of shares of Rumson-Fair Haven Bank and Trust Company common stock owned by such record holder. However, upon the request of 1st Constitution Bancorp such record holders will be required to certify to the satisfaction of 1st Constitution Bancorp that such record holder holds such shares of Rumson-Fair Haven Bank and Trust Company common stock as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form is so submitted will be treated as a separate shareholder of Rumson-Fair Haven Bank and Trust Company for purposes of allocation 1st Constitution Bancorp common stock and cash payments to be issued upon consummation of the Merger.

7. Shares as to Which No Election is Made. Holders of shares of Rumson-Fair Haven Bank and Trust Company common stock who mark the “No Election” box on this Election Form, or who fail to submit a properly completed Election Form together with certificate(s) representing their shares of Rumson-Fair Haven Bank and Trust Company common stock by the Election Deadline, or who revoke their previously submitted Election Form and fail to submit a properly completed Election Form together with certificate(s) representing their shares of Rumson-Fair Haven Bank and Trust Company common stock (“Non-Electing Shareholder”), shall have their shares of Rumson-Fair Haven Bank and Trust Company common stock converted into the right to receive a cash payment of $7.50 or 0.7772 shares of 1st Constitution Bancorp common stock or a combination there of, subject to adjustment, for each share they own in accordance with the allocation and proration provisions set forth in the Merger Agreement. In addition, a holder who does not tender an Election for all of his or her shares will be deemed to be a Non-Electing Shareholder with respect to those shares not tendered.

B. General.

1. Signatures. The signature (or signatures, in this case of certificates owned by two or more joint holders of certificates for which a joint Election Form is submitted) on the Election Form should correspond exactly with the name(s) as written on the face of the certificate(s) unless the shares of Rumson-Fair Haven Bank and Trust Company common stock described on this Election Form have been assigned by the registered holder(s), in which event this Election Form should be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s).

If this Election Form is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Election Form must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc.

If this Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with this Election Form. The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered National Securities Exchange or of the FINRA or is a commercial bank or trust company in the United States.

PLEASE NOTE: The Exchange Agent will issue and distribute the Stock Consideration in book-entry form only, referred to as Direct Registration (“DRS”). DRS means that 1st Constitution Bancorp shares will be credited in book form, in lieu of a paper certificate, to an account maintained by Registrar and Transfer Company, 1st Constitution Bancorp’s transfer agent and registrar.

2. Special Payment and/or Issuance Instructions. If checks or stock consideration representing 1st Constitution Bancorp common stock are to be payable to the order of or registered in other than exactly the name(s) that appear(s) on the certificate(s) representing shares of Rumson-Fair Haven Bank and Trust Company common stock being submitted herewith, the certificate(s) submitted herewith must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) and on this Election Form must be guaranteed by an Eligible Financial Institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. Please also check the appropriate box in “Special Payment Instructions” on the Election Form.

3. Stock Transfer Taxes. It will be a condition to the issuance of any check or certificate representing shares of 1st Constitution Bancorp common stock in any name(s) other than the name(s) in which the surrendered certificate(s) for shares of Rumson-Fair Haven Bank and Trust Company common stock is (are) registered that the person(s) requesting the issuance of such check or certificate representing shares of 1st Constitution Bancorp common stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

4. Special Delivery Instructions. If checks or stock consideration representing shares of 1st Constitution Bancorp common stock are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing above, please check the appropriate box in “Special Delivery Instructions” and insert the appropriate address in the space provided on this Election Form.

5. Lost Certificate. If your certificate(s) representing shares of Rumson-Fair Haven Bank and Trust Company common stock has (have) been lost, stolen or destroyed, you should check the box on the face of the Election Form indicating that the certificate(s) is lost, complete the rest of the form, including the Affidavit For Lost Stock Certificate(s) below and return it to the Exchange Agent, along with a check payable to Registrar and Transfer Company in the amount of 3% of the market value of the lost certificate(s) (at $             per share) and with any certificate(s) of Rumson-Fair Haven Bank and Trust Company common stock in your possession (market value calculation: current market value x number of shares lost, stolen or destroyed x 3% = market value - example 100 shares of Rumson-Fair Haven Bank and Trust Company 25.00 MV x 3% = $750.00 market value (minimum $50.00). If your market value exceeds $250,000.00 you must contact Registrar and Transfer Company (800)368-5948 immediately.

The Election Form and related documents cannot be processed until the lost, stolen or destroyed certificate(s) has (have) been replaced. If all the necessary documents are not returned prior to the Election Deadline, your Election will be deemed a “No Election”.

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)

The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this letter of transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.

In requesting the replacement of this certificate(s), I hereby agree that: If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless 1st Constitution Bancorp, Travelers Casualty & Surety Company of America, and Registrar and Transfer Company, and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Travelers Casualty & Surety Company of America. My check, payable to the Registrar and Transfer Company, to cover the replacement cost of 3% of the market value of the stock (Minimum $50.00), is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.

Note: If the current market value exceeds $250,000.00 you must contact Registrar and Transfer Company (800) 368-5948 immediately.

Sign Here: Co Owner, if any:	SSN/TIN: SSN/TIN:	Date: , 20

Sworn to and subscribed before me this day of , 20 . My commission expires: (Affix Notarial Seal)

6. Determination of Questions. All questions with respect to this Election Form and Elections made by holders of shares of Rumson-Fair Haven Bank and Trust Company common stock (including, without limitation, questions relating to the time limits or effectiveness or revocation of any Elections and questions relating to computations as to allocations) will be determined by 1st Constitution Bancorp and/or the Exchange Agent, whose determination shall be conclusive and binding. 1st Constitution Bancorp shall have the absolute right to reject any and all Election Forms and Letters of Transmittal not in proper form or to waive any irregularities in any such form, although it does not represent that it will do so. 1st Constitution Bancorp and/or the Exchange Agent may, but are not required to, take reasonable action to inform holders of Rumson-Fair Haven Bank and Trust Company common stock of any defects and may take reasonable action to assist such holders to correct any such defects; however, neither 1st Constitution Bancorp nor the Exchange Agent is under any obligation to notify a holder of shares of 1st Constitution Bancorp common stock of any defect in an Election Form.

7. Important Tax Information: Substitute Form W-9. Each surrendering shareholder is required to provide Registrar and Transfer Company with such holder’s correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9 below and to certify whether the shareholder is subject to backup withholding. Failure to provide such information on the form, may subject the surrendering shareholder to federal income tax withholding at the applicable withholding rate on payments made to such surrendering shareholder with respect to the shares. If such holder is an individual, the TIN is his or her Social Security number. A holder must cross out item (2) in Part 2 of Substitute Form W-9 if such holder is subject to backup withholding.

Certain holders, (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by checking the box in the Substitute Form W-9 below. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual’s exempt status. Forms of such statements may be obtained from Registrar and Transfer Company. If backup withholding applies, Registrar and Transfer Company is required to withhold tax at the applicable rate of any payments made to the holder or other payee. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

8. Inquiries. All inquiries with respect to the surrender of certificates of common stock should be made directly to the Exchange Agent, Registrar and Transfer Company, at 1-800-368-5948, or via email to info@rtco.com.

PAYER’S NAME: 1ST CONSTITUTION BANCORP

SUBSTITUTE

Form W-9

(Rev. August 2013)

Department of the Treasury
Internal Revenue Service

Request for Taxpayer
Identification Number and Certification

Please fill in your name and address below.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification (required):

D    Individual/sole proprietor    D C Corporation

D    S Corporation     D Partnership     D Trust/estate

D    Limited liability company.

Enter the tax classification (C=C corporation, S=S corporation, P=partnership)☐

D    Exemptions (see instructions):

        Exempt payee code (if any)

        Exemption from FATCA reporting code (if any)

D    Other (see instructions in W-9 Guidelines)

Address (number, street, and apt. or suite no.)

City, State and ZIP code

List account number(s) here (optional)

Part 1 — Taxpayer Identification Number (TIN) - Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN in the Guidelines on page 3.

Note. If the account is in more than one name, see the chart on page 4 in the W-9 Guidelines for guidelines on whose number to enter.

Social Security Number OR Employer Identification Number

Part 2—Certification—Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2)    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)    I am a U.S. citizen or other U.S. person (defined below), and

(4)    The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification Instructions. — You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3 in the W-9 Guidelines.

Sign Here

Signature of

U.S. person                                                                DATE                      , 20

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW INSTRUCTION # 7 FOR ADDITIONAL INFORMATION.